UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2006
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 20, 2006, Corn Products Brasil — Ingredientes Industrias Ltda. (“CPO Brazil”), a wholly-owned subsidiary of Corn Products International, Inc., entered into a Natural Gas Purchase and Sale Agreement (the “Agreement”) with Companhia de Gas de Sao Paulo — Comgas (“Comgas”). Pursuant to the terms of the Agreement, Comgas will supply natural gas to the cogeneration facility maintained at CPO Brazil’s Mogi Guacu plant.
The Agreement will expire on March 31, 2023, unless extended or terminated under certain conditions specified in the Agreement. During the term of the Agreement, CPO Brazil is obligated to purchase from Comgas, and Comgas is obligated to provide to CPO Brazil, certain minimum quantities of natural gas that are specified in the Agreement. The price for such quantities of natural gas is determined pursuant to a formula set forth in the Agreement. It is estimated that the total minimum expenditures by CPO Brazil throughout the term of the Agreement would be approximately US$230,000,000, based on current exchange rates and estimates regarding the application of the formula set forth in the Agreement, spread evenly over the approximately 17-year term of the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: January 26, 2006	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer